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                                                                     EXHIBIT 3.1

                          CENTERPOINT PROPERTIES TRUST

                             ARTICLES OF RESTATEMENT

          CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST:         The Trust desires to and does hereby restate in its
entirety the declaration of trust of the Trust (the "Declaration of Trust") as currently in effect pursuant to Section 8-501.2 of the Maryland REIT Law and
Section 2-608 of the Maryland General Corporation Law (the "MGCL").

          SECOND:        The following provisions are all the provisions of the
Declaration of Trust currently in effect, as restated herein:

                                    ARTICLE I

                                    THE TRUST

          Section 1.1. NAME. The name of the trust (hereinafter the "Trust") is:

                          CENTERPOINT PROPERTIES TRUST

          Section 1.2. PRINCIPAL OFFICE; RESIDENT AGENT. The post office address of the principal office of the Trust in the State of Maryland is % The Corporation Trust Incorporated, 300 East Lombard St., Baltimore, Maryland 21202. The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard St., Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

          Section 1.3. NATURE OF TRUST. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), or any successor statute. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint stock association or, except as contemplated in Section 9.1, a corporation.

          Section 1.4. POWERS. The Trust shall have all of the powers granted to real estate investment trusts generally under the Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

          Without limiting the generality of the foregoing, the Trust (i) may continue the business of CenterPoint Properties Corporation, a Maryland corporation (the "Predecessor Corporation"), with and into which the Trust will

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     be merged (the "Merger") with the Trust as the surviving entity and (ii)
     may engage in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). For purposes of this Declaration of Trust, the term "REIT" shall mean a real estate investment trust as described in the Code.

          Section 1.5. DURATION OF TRUST; SALE OF ASSETS. The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or consolidated or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all of the shares of beneficial interest then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the real and personal property of the Trust (the "Trust Property") only by the affirmative vote of the holders of not less than two-thirds of all shares of beneficial interest then outstanding and entitled to vote on the matter.

                                   ARTICLE II

                                  TRUST SHARES

          Section 2.1. AUTHORIZED SHARES. The total number of shares of beneficial interest which the Trust has authority to issue is 130,000,000 shares (the "Shares"), of which 120,000,000 are Common Shares, par value $.001 per share ("Common Shares"), and 10,000,000 are Series Preferred Shares, par value $.001 per share ("Preferred Shares"). The aggregate par value of all authorized shares of beneficial interest having par value is $130,000.

          Section 2.2. VOTING RIGHTS. Subject to the provisions of Article IV regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote.

          Section 2.3. ISSUANCE OF PREFERRED SHARES. The Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of shares of each series of Preferred Shares, the Board of Trustees by resolution shall designate that series to distinguish it from all other series of Preferred Shares and classes of shares of beneficial interest of the Trust, shall specify the number of shares to be included in that series of Preferred Shares and, subject to the provisions of Article IV regarding Excess Shares, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

                    Pursuant to the authority vested in the Board of Trustees under Section 2.3 of this Article II, the Board of Trustees has classified and designated, and authorized the issuance of, Preferred Shares in separate series as follows:

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                         (i)    50,000 shares of Preferred Shares as a separate
     series designated as "Junior Participating Preferred Shares, Series A" (the "Junior Series A Preferred Shares") and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on
     EXHIBIT I attached hereto and incorporated herein by reference.

                         (ii) 1,000,000 Preferred Shares as a separate series designated as "7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series B Preferred Shares") and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on EXHIBIT II attached hereto and incorporated herein by reference.

          Section 2.4. CLASSIFICATION OR RECLASSIFICATION OF UNISSUED SHARES. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article IV regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

          Section 2.5. SALE OF SHARES. The Board of Trustees, in their discretion, may from time to time issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for money or property actually received, as permitted under the laws of the State of Maryland, at such time or times, and on such terms as the Trustees deem appropriate. In connection with any issuance of Shares, the Trustees, in their discretion, may provide for the issuance of fractional Shares.

          Section 2.6. DECLARATION OF TRUST AND BY-LAWS. All persons who shall acquire shares of beneficial interest in the Trust at any time and from time to time shall acquire the same subject to the provisions of this Declaration of Trust and the By-Laws of the Trust.

                                   ARTICLE III

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                   TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

          Section 3.1. NUMBER AND CERTIFICATION. The number of trustees of the Trust initially shall be seven (the "Trustees"), which number may be increased or decreased pursuant to the By-Laws of the Trust; provided, however that (a) if

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     there are shares outstanding and so long as there are three or more shareholders, the number of Trustees shall never be less than three and (b) if there are shares outstanding and so long as there are less than three shareholders, the number of Trustees may be less than three but not less than the number of shareholders. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect the trustees, who shall serve until their successors are duly elected and shall qualify.

          Section 3.2. POWERS OF TRUSTEES. Subject to the express limitations set forth herein or in the By-Laws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and
     (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees.

          Section 3.3. RESIGNATION, REMOVAL AND DEATH. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. A Trustee may be removed, with or without cause, by the shareholders upon the affirmative vote of a majority of all of the votes entitled to be cast for the election of Trustees. A Trustee may be removed, with or without cause, by the Board of Trustees upon the affirmative vote of a majority of the then acting Trustees. A special meeting of the shareholders or the Board of Trustees may be called, in accordance with the By-Laws of the Trust, for the purpose of removing a Trustee. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents and render such accounting as the remaining Trustees require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his status as a Trustee shall immediately terminate, and his legal representatives shall perform the acts set forth in the preceding sentence.

          Section 3.4. AUTHORIZATION BY BOARD OF ISSUANCE OF SHARES OF BENEFICIAL INTEREST. The Board of Trustees of the Trust may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class, whether now or hereafter authorized, or securities convertible into shares of beneficial interest of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees in its sole discretion may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the By-Laws of the Trust or in the general laws of the State of Maryland.

          Section 3.5. PREEMPTIVE RIGHTS AND APPRAISAL RIGHTS. Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Article II, Section 3, no holder of Shares shall, as such holder, (i) have any preemptive right to purchase or subscribe for any additional shares of

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     beneficial interest of the Trust or any other security of the Trust which it may issue or sell or (ii) except as expressly required under Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

          Section 3.6. INDEMNIFICATION. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse expenses under the procedure provided by such Maryland law in advance of final disposition of a proceeding to, (i) any individual who is a present or former Trustee or officer of the Trust or (ii) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served another trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a trustee, officer, partner or trustee of such trust, partnership, joint venture, corporation, employee benefit plan or other enterprise. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust including, without limitation, the Predecessor Corporation, in any of the capacities, or similar to the capacities, described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust, including, without limitation, the Predecessor Corporation.

          Section 3.7. ADVISOR AGREEMENTS. Subject to such approval of shareholders and other conditions, if any, as may be required by any applicable statue, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

          Section 3.8. RELATED PARTY TRANSACTIONS. Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section
     3.7 or other transaction with any person, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, trustee, shareholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the affirmative vote of a majority of

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     the disinterested Trustees, even if they constitute less than a quorum of the Board. Any Trustee of the Trust who is also a trustee, officer, shareholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

          Section 3.9. DETERMINATION BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust, and any matters relating to the acquisition, holding and disposition of any assets by the Trust. In performing his duties under this Declaration of Trust, a Trustee is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented;
     (ii) a lawyer, public accountant or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

          Section 3.10. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other individual, corporation, partnership, estate, trust, association or private foundation as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 3.3 or otherwise. Written evidence of qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

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          Section 3.11.  RESERVED POWERS OF BOARD. The enumeration and definition of particular powers of the Board of Trustees included in this
     Article III shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV

                             RESTRICTION ON TRANSFER
                      ACQUISITION AND REDEMPTION OF SHARES

          Section 4.1. DEFINITIONS. For the purpose of this Article IV, the following terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended.

          "Beneficial Ownership" shall mean ownership of Equity Shares (as hereinafter defined) by a Person (as hereinafter defined) who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code but without regard to Section 856(h)(3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean the beneficiary of the Special Trust (as hereinafter defined) as determined pursuant to Section 4.19 of this Article IV.

          "Debt" shall mean indebtedness of (i) the Trust or (ii) any subsidiary thereof.

          "Equity Shares" shall mean either Common Shares or Preferred Shares.

          "Excess Shares" shall have the meaning set forth in Section 4.3.

          "Existing Holder" shall mean Capital and Regional Properties plc, a United Kingdom corporation.

          "Existing Holder Limit" shall initially mean 18.0%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

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          "Market Price" shall mean the last reported sales price of Common
     Shares or Preferred Shares, as the case may be, reported on any nationally registered securities exchange on the trading day immediately preceding the relevant date, or if not then traded on any such exchange, the last reported sales price of the Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees of the Trust.

          "Ownership Limit" shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a)) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code or any successor statute, joint stock company or other entity; but does not include an underwriter which participated in any public offering registered under the Act of any shares of the Trust for a period of 30 days following the purchase by such underwriter of Common Shares and/or Preferred Shares.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares (as defined in Section
     4.3 of this Article IV), the purported beneficial transferee for whom the Purported Record Transferee (as hereinafter defined) would have acquired shares of Equity Shares, if such transfer had been valid under Section 4.2 of this Article IV.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record Holder of the Equity Shares if such transfer had been valid under Section 4.2 of this
     Article IV.

          "Restriction Termination Date" shall mean the first day on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, quality as a REIT.

          "Special Trust" shall mean the trust created pursuant to Section 4.15 of this Article IV.

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          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, but excluding the exchange of Debt for Equity Shares), whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "Trustee" shall mean the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

          Section 4.2.   OWNERSHIP LIMITATION. (i) Except as provided in Section
     4.12 of this Article IV, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Shares and/or Preferred Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder.

                         (ii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Sections 4.9 and 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

                         (iii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Section 4.9 and 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares and/or Preferred Shares in excess of the Existing Holder Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares and/or Preferred Shares.

                         (iv) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Section 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in the Common Shares and/or Preferred Shares being Beneficially Owned by less than 100 Persons (determined without reference to any rules of arbitration) shall be void AB INITIO as to the Transfer of such shares of Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

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                         (v)    Until the Restriction Termination Date, any
     Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of
     Section 856(h) of the Code or any successor statute; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

          Section 4.3. EXCESS SHARES. (i) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit or that the Existing Holder would Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit, then, except as otherwise provided in Sections 4.9 and 4.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                         (ii) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Debt for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(b) of the Code or any successor statute, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

                         (iii) The Ownership Limit shall not apply to the acquisition of Common Shares or Preferred Shares by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares by the Trust in which the Board of Trustees determines that the underwriter or another person initially acquiring such shares will timely distribute such shares to others such that the following such distribution none of such shares will be Excess Shares.

          Section 4.4. PREVENTION OF TRANSFER. If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.2 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of the Trust in

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     violation of Section 4.2 of this Article IV, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust, directing the Trust's transfer agent and/or registrar to refuse to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 4.2(ii), (iii) and (iv) of this Article IV shall automatically result in the designation and treatment described in Section 4.3 irrespective of any action (or non-action) by the Board of Trustees or its designee.

          Section 4.5. NOTICE TO TRUST. Any Person who acquires or attempts to acquire shares in violation of Section 4.2 of this Article IV, or any Person who is a transferee such that Excess Shares result under Section 4.3 of this Article IV, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

          Section 4.6. INFORMATION FOR TRUST. Until the Restriction Termination Date:

                         (i) every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5%, as provided in the regulations of the Internal Revenue Service promulgated under the Code) of the number or value of outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

                         (ii) each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          Section 4.7. OTHER ACTION BY BOARD. Subject to Section 4.22, notwithstanding any other provisions of this Article IV, nothing contained in this Article IV shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT.

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          Section 4.8.   AMBIGUITIES. In the case of an ambiguity in the
     application of any of the provisions of this Article IV, including any definition contained in Section 4.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

          Section 4.9. MODIFICATION OF EXISTING HOLDER LIMITS. Subject to the limitations provided in Section 4.11 of this Article IV, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees of the Trust which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extend possible under Section
     4.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired as a result of such participation.

          Section 4.10. INCREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Section 4.11 of this Article IV, the Board of Trustees may from time to time increase the Ownership Limit.

          Section 4.11. LIMITATIONS ON CHANGES IN OWNERSHIP LIMIT. (i) Neither the Ownership Limit nor the Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50% in number or value of the outstanding Equity Shares.

                         (ii) Prior to the modification of the Ownership Limit or Existing Holder Limit pursuant to Sections 4.9 or 4.10 of this Article IV, the Board of Trustees of the Trust shall require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary to advisable in order to ensure the Trust's status as a REIT will not be affected.

                         (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

          Section 4.12. EXEMPTIONS BY BOARD. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a Transferee prior to a proposed Transfer which, if consummated, would result in the intended Transferee owning shares in excess of Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit of the Existing Holder Limit, as the case may be.

          Section 4.13. LEGEND. Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

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          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of trustees of the Trust) of the number or value of the outstanding Equity Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Trust.

          Section 4.14. SEVERABILITY. If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          Section 4.15. SPECIAL TRUST FOR EXCESS SHARES. Upon any purported Transfer that results in Excess Shares pursuant to Section 4.3 of this
     Article IV, such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 4.18 of this Article IV. Excess Shares so held in the Special Trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section 4.18 of this Article IV. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 4.18 of this Article IV.

          Section 4.16. NO DIVIDENDS OR DISTRIBUTIONS FOR EXCESS SHARES. Excess Shares shall not be entitled to any distributions or dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

          Section 4.17. LIQUIDATION DISTRIBUTIONS FOR EXCESS SHARES. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the

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     Board of Trustees of the Trust, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares and Excess Shares constituting Preferred Shares and, in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares and Excess Shares constituting Common Shares, that portion of the assets of the Trust available for distribution to its shareholders as the number of Excess Shares held by such holder bears to the total number of shares of (i) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares and
     (ii) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares. The Trust, as holder of the Excess Shares in the Special Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

          Section 4.18. VOTING RIGHTS FOR EXCESS SHARES. The holders of Excess Shares shall not be entitled to vote on any matter.

          Section 4.19.  NON-TRANSFERABILITY OF EXCESS SHARES. Subject to
     Section 4.22, Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Shares held by the Special Trust attributable to a purported Transfer that resulted in the Excess Shares), if (i) the shares of Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price for Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Special Trust, the corresponding Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Special Trust of the intended transfer and the Special Trust must have waived in writing its purchase rights under Section 4.20 of this
     Article IV.

          Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under this Section 4.19 of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay such excess to the Trust.

          If any of the foregoing restrictions on transfer of Excess Shares are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

          Section 4.20. CALL BY TRUST ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares, (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Shares or Preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 4.5 of this
     Article IV but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 4.19 of this Article IV.

          Section 4.21. INVALIDITY. If any provision of this Article IV or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected except only to the extent necessary to comply with the determination of such court.

          Section 4.22. SETTLEMENTS ON A NATIONAL SECURITIES EXCHANGE. Nothing in Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The immediately foregoing sentence shall not limit the authority of the Board of Trustees to take any and all actions it deems necessary or advisable to protect the Trust and the interests of the Shareholders in preserving the Trust status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement is so permitted shall not negate the effect of any other provision of this
     Article IV, and any transferee in such a transaction and the Shares so transferred shall be subject to all of the provisions and limitations set forth in this Article IV.

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                                    ARTICLE V

                                   AMENDMENTS

          Section 5.1. POWER TO AMEND. The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any shares of outstanding stock. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

          Section 5.2. BY SHAREHOLDERS. Except as provided in Section 5.3 below, any amendment to this Declaration of Trust shall be valid only if such amendment shall have been approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter except to the extent Maryland law requires a higher vote.

          Section 5.3. BY TRUSTEES. The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

          Section 6.1. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. No shareholder or Trustee shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder or Trustee, nor shall any shareholder or Trustee be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Property or the affairs of the Trust.

          Section 6.2. LIMITATION OF TRUSTEE AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of Trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Section 6.3. EXPRESS EXCULPATORY CLAUSES. Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                   ARTICLE VII

                       NOMINATION AND BUSINESS PROCEDURES

          Section 7.1. GENERAL. At a meeting of the shareholders, no business shall be conducted which has not been properly brought before the meeting as set forth in this Article VII. To be properly brought before a meeting, business must be brought before the meeting by or at the direction of the Board of Trustees or brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the Secretary of the Trust must have received written notice not less than sixty (60) days nor more than ninety (90) days prior to the date fixed by the Board of Trustees for such meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure is given or made to shareholders of the date of such meeting, notice by a shareholder to be timely made must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or the public disclosure was made.

          Section 7.2. BOARD OF TRUSTEE NOMINATIONS. In the case of shareholder nominations for election to the Board of Trustees, the notice set forth in Section 7.1 shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupations or employment of each such nominee for the past five (5) years, (iii), the number of shares of the Trust which are beneficially owned by each such nominee, (iv) other trusteeships held by each such nominee, (v) the names of business entities of which each such nominee owns a ten percent (10%) or more beneficial interest, and (vi) all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted. In addition, such notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a Trustee, and confirming the information with respect to him set forth in the notice.

          Section 7.3. SHAREHOLDER PROPOSALS. In the case of shareholder proposals or business other than the election of Trustees, the notice set forth in Section 7.1 shall set forth (i) a brief description of the proposal or business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal or business, (iii) the principal occupation or employment of that shareholder, (iv) the number of shares of the Trust which are beneficially owned by that shareholder, and (v) any material interest of that shareholder in the proposal or business to be brought before the meeting.

          Section 7.4. DETERMINATION BY CHAIRMAN. The Chairman of any meeting in respect of which a shareholder nomination or proposal has been submitted, may, if the facts as determined by the Chairman in his sole discretion warrant, determine and declare to the meeting that the shareholder nomination or proposal was not made in accordance with the procedures set forth in this Article VII, in which event the defective nomination or proposal shall not be considered at such meeting and shall be disregarded and no votes cast either for or against such nomination or proposal shall be counted or, in the event votes have previously been cast for or against such nomination or proposal, the duly appointed inspectors for such meeting shall disregard any such votes.

          Section 7.5. EXCLUSIVITY. Notwithstanding anything in this Declaration of Trust or the By-Laws of this Trust to the contrary, no elections, proposals or other business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this
     Article VII.

                                  ARTICLE VIII

                                     QUORUM

          At an annual meeting of the shareholders called for the sole purpose of electing Trustees and ratifying the selection of the Trust's independent public accountants, the holders of one-third of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required by this Declaration of Trust or Title 8. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1. CONSTRUCTION. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If the provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

          Section 9.2. HEADINGS FOR REFERENCE ONLY. Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

          Section 9.3. FILING AND RECORDING. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. An amended Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

          Section 9.4. APPLICABLE LAW. This Declaration of Trust has been executed with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

          Section 9.5. CERTIFICATIONS. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: a vacancy amount the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments thereto, or any restated Declaration of Trust and any amendments thereto, or that there are no amendments to the Declaration of Trust or any restated Declaration of Trust; a copy of the By-Laws of the Trust or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of Trustees or a committee thereof or shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of the Declaration of Trust; a copy of any By-Law adopted by the shareholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If the Declaration of Trust or any restated Declaration of Trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the By-Laws or by action of the Trustees may sign any certificate of the kind described in this Section 9.5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

          Section 9.6. SEVERABILITY. If any provision of the Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of the Declaration of Trust, and the Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

          Section 9.7. ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of the shareholders shall be held each year for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the Board of Trustees on a date following the availability of the Trust's audited financial statements of the preceding year but in no event later than May 31, after delivery of the Trust's annual report. The annual meeting of shareholders shall be held at a convenient location and on proper notice as provided in the By-Laws of the Trust.

          Section 9.8. BY-LAWS. The By-Laws of the Trust may be altered, amended or repealed, and new By-Laws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

          Section 9.9. COUNTERPARTS. This Declaration of Trust may be executed in any number of counterparts, all of which taken together shall constitute one Declaration of Trust.

          THIRD:         These Articles of Restatement do not amend the
Declaration of Trust.

          FOURTH:        Under Section 2-608(c) of the MGCL, upon any
restatement of the Declaration of Trust, the Trust may omit from such restatement all provisions thereof that relate solely to a class of shares if, at the time, there are no shares of the class outstanding and the Trust has no authority to issue any shares of such class. None of the Trust's Class B Common Shares (the "Class B Common Shares"), 8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "8.48% Series A Preferred Shares") and Series C Cumulative Redeemable Preferred Shares (the "Series C Preferred Shares") are outstanding and the Trust has no authority to issue any Class B Common Shares, 8.48% Series A Preferred Shares or Series C Preferred Shares. All Declaration of Trust provisions that relate solely to the Trust's Class B Common Shares, 8.48% Series A Preferred Shares and Series C Preferred Shares have been omitted from the foregoing restatement of the Declaration of Trust.

          FIFTH:         The foregoing restatement of the Declaration of Trust
has been approved by a majority of the entire Board of Trustees.

          SIXTH:         The current address of the principal office of the
Trust is as set forth in the recitals of the foregoing restatement of the Declaration of Trust. The current address of the principal office of the Trust in the State of Maryland is as set forth in Article I of the foregoing restatement of the Declaration of Trust.

          SEVENTH:       The name and address of the Trust's current resident
agent is as set forth in Article I of the foregoing restatement of the Declaration of Trust.

          EIGHTH:        There are currently ten trustees of the Trust, and the
names of those trustees currently in office are as follows: Nicholas C. Babson, Martin Barber, Norman R. Bobins, Alan D. Feld, Paul S. Fisher, John S. Gates, Jr., Michael M. Mullen, Thomas E. Robinson, John C. Staley, Robert L. Stovall.

          NINTH:         The undersigned President acknowledges these Articles
of Restatement to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

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                                                                     EXHIBIT 3.1

          IN WITNESS WHEREOF, the Trust has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of May, 2004.

ATTEST:                                    CENTERPOINT PROPERTIES TRUST


/S/  DANIEL J. HEMMER                   By:   /S/ MICHAEL M. MULLEN    (SEAL)
--------------------------------              ----------------------------
Daniel J. Hemmer                              Michael M. Mullen
Secretary                                     President

                                                                     EXHIBIT 3.1
                                    EXHIBIT I

                          CENTERPOINT PROPERTIES TRUST

                 JUNIOR PARTICIPATING PREFERRED SHARES, SERIES A

     The number of shares, designation, preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Shares of Centerpoint Properties Trust (the "Trust") designated as the Junior Participating Preferred Shares, Series A are as follows (collectively, the "Junior Series A Terms"):

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Shares, Series A" (the "Series A Preferred Shares") and the number of shares constituting such series shall be 50,000.

          Section 2.     DIVIDENDS AND DISTRIBUTIONS.

                 (A) Subject to the prior and superior rights of the holders of any series of Preferred Shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately proceeding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. The "Adjustment Number" shall initially be 1,000. In the event the Trust shall at any time after July 30, 1998, (i) declare or pay any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares into a greater number of shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                 (B) The Trust shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this
          Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue on such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

                 (A) Each Series A Preferred Share shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) on all matters submitted to a vote of the shareholders of the Trust.

                 (B) Except as otherwise provided herein, in the Declaration of Trust or By-Laws, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

                 (C)     (i)    If at any time dividends on any Series A
          Preferred Share shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all Series A Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Trustees shall be increased by two, effective as of the time of election of such Trustees as herein provided, and (2) the holders of Series A Preferred Shares and the holders of other Preferred Shares upon which these or like voting rights have conferred and are exercisable (the "Voting Preferred Shares") with dividends in arrears equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Trustees.

                         (ii) During any default period, such voting right of the holders of Series A Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
          Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the Voting Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not effect the exercise by the holders of Voting Preferred Shares of such voting right.

                         (iii) Unless the holders of Voting Preferred Shares shall, during an existing default period, have previously exercised their right to elect Trustees, the Board of Trustees may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President, an Executive Vice President, a Vice-President or the Secretary of the Trust. Notice of such meeting and or any annual meeting at which holders of Voting Preferred Shares are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Trust. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                         (iv) In any default period, after the holders of Voting Preferred Shares shall have exercised their right to elect Trustees voting as a class, (x) the Trustees so elected by the holders of Voting Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of default period, and (y) any vacancy in the Board of Trustees may be filled by vote of a majority of the remaining Trustees theretofore elected by the holders of the class or classes of shares which elected the Trustee whose office shall have become vacant. References in this paragraph (C) to Trustees elected by the holders of a particular class or classes of shares shall include Trustees elected by such Trustees to fill vacancies provided in clause
          (y) of the foregoing sentence.

                         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Shares as a class to elect Trustees shall cease, (y) the term of any Trustees elected by the holders of Voting Preferred Shares as a class shall terminate and (z) the number of Trustees shall be such number as may be provided for in the Declaration of Trust or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this
          Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Declaration of Trust or By-Laws). Any vacancies in the Board of Trustees effected by the provision of clauses (y) and (z) in the proceeding sentence may be filled by a majority of the remaining Trustees.

                 (D) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not by required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

          Section 4.     CERTAIN RESTRICTIONS.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in
          Section 2 are in arrears, hereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Trust shall not:

                         (i) declare or pay dividends on, or make any other distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                         (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any securities of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                         (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any the Trust unless the Trust could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Trust, no distribution shall be made (A) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount to be distributed per share to holders of Common Shares, or (B) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares then outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregated amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged.

          Section 8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

          Section 9. AMENDMENT. The Declaration of Trust of the Trust shall not be amended in ay manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

                                                                     EXHIBIT 3.1

                                   EXHIBIT II

                          CENTERPOINT PROPERTIES TRUST

        7.50% SERIES B CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES
                             OF BENEFICIAL INTEREST

     The number of shares, designation, preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Shares of Centerpoint Properties Trust (the "Trust") designated as the 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest are as follows (collectively, the "Series B Terms"):

     Section 1.  DESIGNATION AND NUMBER.

     The shares of the series of Preferred Shares hereby created shall be designated as "7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest", par value $.001 per share and the number of shares constituting such series shall be 1,000,000.

     Section 2.  RANKING.

     The Series B Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to all classes or series of common shares of beneficial interest of the Company, including its Class B Common Shares (the "Common Shares") and to all equity securities ranking junior to such Series B Preferred Shares; (b) on a parity with the 8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (the "Series A Preferred Shares") and all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Shares (collectively, the "Parity Preferred"); and (c) junior to all equity securities issued in accordance with subsection 7(d) below by the Company the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Shares. The term "equity securities" does not include convertible debt securities for this purpose.

     Section 3.  DIVIDENDS.

     (a) Holders of the Series B Preferred Shares will be entitled to receive, when and as authorized by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.50% of the $50.00 liquidation preference per annum (equivalent to $3.75 per annum per share). Dividends on the Series B Preferred Shares will accrue and be cumulative from the date of original issue and will be payable quarterly in arrears on or about the 30th day of each March, June, September and December or, if not a business day, the next business day (each, a "Dividend Payment Date"). The first dividend on the Series B Preferred Shares, which will be paid on or about September 30, 1999, will be for more than a full quarter. That dividend and any dividend payable on the Series B Preferred Shares for a partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of the Company at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such dividend payment date (each a "Dividend Record Date"). As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obliged by law or executive order to close.

     (b) No dividends on the Series B Preferred Shares will be authorized by the Board of Trustees of the Company or be paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach of or a default under such agreement, or if such authorization or payment is restricted or prohibited by law.

     (c) Notwithstanding the foregoing, dividends on the Series B Preferred Shares will accrue whether or not the terms and provisions set forth in subsection 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized. Accrued but unpaid dividends on the Series B Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

     (d) Except as provided in subsection 3(e) below, no dividends (other than a dividend paid in the Common Shares or in shares of any other class of shares of beneficial interest ranking junior to the Series B Preferred Shares as to dividends and upon liquidation) shall be authorized or paid or set apart for payment, nor shall any other distribution be authorized or made, upon the Common Shares, or on any other shares of beneficial interest of the Company ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation, for any period unless full cumulative dividends for all past dividend periods and the then current dividend period have been or contemporaneously are (i) authorized and paid or (ii) authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Shares.

     (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred shares, all dividends authorized upon the Series B Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred Shares shall be authorized pro rata so that the amount of dividends authorized per share of Series B Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Shares and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends on such other series of Preferred Shares for prior dividend periods if such other series of Preferred Shares does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

     (f) Unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are authorized and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Series B Preferred Shares as to dividends and upon liquidation, and except as set forth in subsection 5(f) below).

     (g) Holders of Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on the Series B Preferred Shares as provided above. Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

     (h) If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest in the Company (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of Series B Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series B Preferred Shares for the year and the denominator of which shall be the Total Dividends.

     Section 4.  LIQUIDATION.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series B Preferred Shares then outstanding are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of a liquidation preference of $50.00 per share plus an amount equal to any accrued and unpaid dividends to the date of such liquidation, dissolution or winding up, before any distribution of assets is made to holders of Common Shares or any other class or series of beneficial interest of the Company that rank junior to the Series B Preferred Shares as to liquidation rights.

     (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Series B Preferred Shares in the distribution of assets (such as the Series B Preferred Shares), then the holders of the Series B Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

     (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company.

     (e) The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation, trust or other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     Section 5.  REDEMPTION BY THE COMPANY.

     (a)  RIGHT OF OPTIONAL REDEMPTION.

          (i) The Series B Preferred Shares are not redeemable prior to June 30, 2004, except pursuant to this Section 5(f) and Section 6.

          (ii) On and after June 30, 2004, the Company, at its option and upon not less than thirty (30) nor more than sixty (60) days' written notice, may redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $50.00 per share plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

          (iii) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the Series B Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

          (iv) The Series B Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provision, except as provided in subsection 5(f) below.

     (b)  LIMITATION ON REDEMPTION.

          (i) The redemption price of the Series B Preferred Shares (other than the portion thereof consisting of accrued and unpaid dividends) redeemed pursuant to subsection 5(a) above is payable solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares, and not from any other source. For purposes of the preceding sentence, "shares of beneficial interest" means any equity securities (including Common Shares and Preferred Shares), shares, depositary shares, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          (ii) Unless full cumulative dividends on all Series B Preferred Shares and all Parity Preferred shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares and Parity Preferred are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by exchange for shares of beneficial interest of the Company ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure the Company remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

     (c)  PROCEDURES FOR REDEMPTION.

          (i) Notice of redemption pursuant to subsection 5(a) above will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Company. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date;
(B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

          (iii) Holders of Series B Preferred Shares to be redeemed shall surrender such Series B Preferred Shares at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. In case less than all the shares of the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or new certificates representing the unredeemed shares of the Series B Preferred shares shall be issued without cost to the holder thereof.

          (iv) If notice of redemption of any Series B Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends to such redemption date.

     (d)  RIGHTS TO DIVIDENDS ON SHARES CALLED FOR REDEMPTION.

          Immediately prior to any redemption of Series B Preferred Shares, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Shares at the close of business on a Dividend Record Date will be entitled to receive the dividend declared and payable with respect to the Series B Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of the Series B Preferred Shares between such Dividend Record Date and the corresponding Dividend Payment Date or any default of the Company in the payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares to be redeemed.

     (f) APPLICATION OF ARTICLE IV OF THE DECLARATION OF TRUST. In order to ensure that the Company remains a qualified real estate investment trust ("REIT") for federal income tax purposes, Series B Preferred Shares shall be subject to the provisions of Article IV of the Declaration of Trust, pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in the Declaration of Trust) will constitute Excess Shares (as defined in the Declaration of Trust) and the Company will have the right to purchase Excess Shares from the holder. Series B Preferred Shares which constitute Excess Shares pursuant to the Declaration of Trust shall be deemed to have been offered for sale to the Company, which offer may be accepted for the period of time set forth in the Declaration of Trust, at a redemption price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price (as defined in the Declaration of Trust) at the time of such devise or gift) and (ii) the Market Price of the Series B Preferred on the date the Company, or its designee, accepts such offer.

     (g) STATUS OF REDEEMED SHARES. Any shares of Series B Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

     Section 6. OPTIONAL REDEMPTION FOLLOWING THE DEATH OF A HOLDER OF SERIES B PREFERRED.

     (a) Subject to the limitation on redemption set forth in subsection 5(b)(ii), on the thirtieth day of each March, June, September and December of each year or, if not a business day, the next business day, commencing September 30, 1999, the Company will, following the death of any registered holder of the Series B Preferred Shares, redeem the Series B Preferred Shares held by such registered owner upon presentation of the documentation described below by such registered owner's personal representative or surviving joint tenant(s). The Company's obligation to redeem such shares shall be subject to the following limitations: (i) the Company will only redeem five hundred (500) Series B Preferred Shares per owner per twelve-month period; and (ii) in any twelve-month period, the Company will only redeem up to an aggregate of thirty thousand (30,000) Series B Preferred Shares (each a "Redemption Limitation" and together the "Redemption Limitations").

     (b) To redeem Series B Preferred Shares under these circumstances, the transfer agent for the Series B Preferred Shares must receive: (i) written request for redemption in form satisfactory to the transfer agent, signed by the personal representative or surviving joint tenant(s) of the registered owner (each: a "Personal Representative"); (ii) the Series B Preferred Shares to be redeemed if certificated, or, if not, notice of the number of shares to be redeemed; (iii) appropriate evidence of death and ownership of such shares at the time of death; and (iv) appropriate evidence of the authority of the Personal Representative.

     (c) In order for the Series B Preferred Shares to be eligible for the redemption on any of the dates listed above, the material specified in subsection 6(b) above must be presented for redemption in full compliance with the provisions set forth above at least twenty (20) days preceding such dates and must be deemed acceptable by the transfer agent at least ten (10) days prior to the applicable redemption date.

     (d) A redemption request which exceeds one or both Redemption Limitations will be held for redemption in subsequent years until redeemed in full. A redemption request will be applied in order of receipt by the transfer agent to successive periods, regardless of the number of periods required to redeem such shares. A redemption request which, if fulfilled, would violate the provisions of subsection 5(b)(ii) hereof will be held for redemption at the time such redemption would no longer violate the provisions of subsection 5(b)(ii) and until redeemed in full. All redemption requests will be redeemed in order in which received by the transfer agent.

     (e) The transfer agent may conclusively assume, without independent investigation, that the statements contained in each redemption request are true and correct and shall have no responsibility for reviewing any documents accompanying a redemption request or for determining whether the applicable decedent is in fact the owner if the Series B Preferred Shares to be redeemed or is in fact deceased and whether the Personal Representative is duly authorized to request redemption on behalf of the applicable owner.

     (f) Any redemption by the Company pursuant to this Section 6 may be made either in cash or in Common Shares. For redemptions made in cash, the redemption price will be $50.00 per Series B Preferred Share (plus accrued and unpaid dividends). If the redemption is made in Common Shares, the Company will notify the Personal Representative that the redemption will be made in Common Shares at least seven (7) days prior to the redemption settlement date. For redemptions made in Common Shares, the redemption price will be $50.50 per Series B Preferred Share based on the Current Market Price (as defined in subsection 8(c) below) of the Common Shares on the Trading Day (as defined in subsection 8(c) below) prior to the redemption date (plus cash in an amount equal to accrued and unpaid dividends). No fractional

Common Shares will be issued. In lieu of any fractional shares, the Company will pay cash in an amount equal to the product of such fraction multiplied by the closing price of one Common Share on the Trading Day prior to the redemption date.

     (g) The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership (including as a joint tenant) of Series B Preferred Shares will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the transfer agent. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Series B Preferred Shares during his lifetime. In the case of Series B Preferred Shares registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Series B Preferred Shares held by any Qualified Institution. In connection with the redemption request, each Qualified Institution must submit evidence, satisfactory to the transfer agent, that it holds the Series B Preferred Shares subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

     (h) In the case of a redemption request which is presented on behalf of a deceased beneficial owner and which has not been fulfilled at the time the Company gives notice of its election to redeem the Series B Preferred Shares, the shares which are the subject of such pending redemption request shall be redeemed prior to any other Series B Preferred Shares.

     (i) Any redemption request may be withdrawn upon delivery of a written request for such withdrawal given to the transfer agent at least ten (10) days prior to payment for redemption of the shares by reason of the death of a beneficial owner. Any party withdrawing its redemption request will forfeit its right to require the Company to redeem the Series B Preferred Shares upon the death of a shareholder.

     Section 7.  VOTING RIGHTS.

     (a) Holders of Series B Preferred Shares will not have any voting rights, except as set forth below or as otherwise required by law.

     (b) Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a "Preferred Dividend Default"), the holders of such Series B Preferred Shares (voting separately as a class with all other Parity Preferred upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Company (the "Preferred Shares Trustees") at a special meeting called by the holders of record of at least twenty percent (20%) of the outstanding Series B Preferred Shares or the holders of shares of any series of Parity Preferred so in arrears, unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the shareholders in which case the voting for such additional Trustees shall be at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the accrued dividend for the then current dividend period shall have been fully paid or a sum sufficient for the payment thereof set aside for payment in full.

     (c) If and when all accumulated dividends and the accrued dividend for the then current dividend period on the Series B Preferred Shares shall have been paid in full or set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in subsection 7(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the accrued dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the affirmative vote of, and shall not be removed otherwise than by the affirmative vote of, the holders of record of the outstanding Series B Preferred shares when they have the voting rights set forth in subsection 7(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such Series B Preferred Shares and other series of Parity Preferred, if any, entitled to be voted on the matter, voting as a single class. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filed by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by the affirmative vote of the holders of record of the outstanding Series B Preferred Shares when they have the voting rights set forth in subsection 7(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such Series B Preferred Shares and other series of Parity Preferred, if any, entitled to be voted on the matter, voting as a single class. Each of the Preferred Shares Trustees shall be entitle to one vote on any matter.

     (d) So long as any Series B Preferred Shares remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Shares voting separately as a class):

          (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

          (ii) amend, alter or repeal the provisions of the Series B Terms establishing the Series B Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; or

          (iii) enter into a consolidation or merger in which another entity is the surviving entity, unless the holders of the Series B Preferred Shares receive a preference security the rights, preferences, privileges and voting power of which do not differ from those of the Series B Preferred Shares in any manner which is material and adverse to the holder of the Series B Preferred Shares; provided, however, that with respect to the occurrence of any event set forth in (ii) or (iii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series B Preferred Shares in the consolidation or merger are not materially different from those of the Series B Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Shares and provided further that any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     Section 8.  CONVERSION.

          Holders of Series B Preferred Shares shall have the right to convert all or a portion of such shares into common Shares as follows:

     (a) Subject to and upon compliance with the provisions of this Section 8, a holder of Series B Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares (for purpose of this Section 8, "Common Shares' shall mean voting Common Shares and not Class B Common Shares) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in subsection 8(b)(iv) below) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection 8(b)(iv) below; provided, however, that the right to convert shares called for redemption pursuant to subsection 5(a) hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Company shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5(a) hereof. The initial Conversion Price is equal to $43.50 per Common Share (equivalent to a conversion rate of 1.1494 Common Shares per Series B Preferred Share) and is subject to adjustment as provided in subsection 8(d) below.

     (b)  (i)    In order to exercise the conversion right, the holder of a
Series B Preferred Share to be converted shall surrender the certificate representing such share, if certificated, duly endorsed or assigned to the Company or in blank, at the office of the transfer agent, accompanied by written notice to the Company that the holder hereof elects to convert such Series B Preferred Share. If such shares are not certificated, the holder must deliver evidence of ownership satisfactory to the Company and the transfer agent. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Shares are registered, shares surrendered for conversion shall be accompanied by written notice of conversion and instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

          (ii) Holders of Series B Preferred Shares at the close of business on a Dividend Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a redemption date during such period or coinciding with such Dividend Payment Date, such Series B Preferred Shares being entitled to such distribution on the Dividend Payment Date) must be accompanied by payment of an amount equal to the distribution payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a Dividend Record Date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the distribution payable by the Company on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series B Preferred Shares for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

          (iii) As promptly as practicable after the surrender of Series B Preferred Shares as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection 8(c) below.

          (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Series B Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

     (c) No fractional shares of scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price (as defined below) of Common Shares on the Trading Day (as defined below) immediately preceding the date of conversion. If more than one Series B Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered. As used in these Series B Terms, "Current Market Price" of publicly traded common shares or any other class of shares or other security of the Company or any other issuer for any day means the last reported sales price, regular way on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (the "NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the chief executive officer of the Company or the Board of Trustees. As used in these Series B Terms, "Trading Day" means any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, of if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

     (d)  The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Company shall after the first date on which Series B Preferred Shares are issued and sold (the "Issue Date") (A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder any Series B Preferred Shares thereafter surrendered or conversion shall be entitled to receive the number Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection 8(d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection 8(h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Company shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value (as defined in subsection 8(d)(v) below) per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 8(h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the chief executive officer of the Company or the Board of Trustees.

          (iii) If the Company shall distribute to all holders of its Common Shares evidence of its indebtedness or assets (excluding cash distributions out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares) and excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within forty-five (45) days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per the Common Share on the record date mentioned below less the then fair market value (as determined by the chief executive officer of the Company or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in Section 8(h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection
(iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series B Preferred Share would no longer be entitled to receive such Security with a Common Share (other than a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (iv) No adjustment in the Conversion Price shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Price; provided, however, that any adjustments that by reason this subsection
(iv) are not required to be made shall be carried forward and taken into account in subsequent adjustments; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 8, the Company shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions of interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 8 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with ..05 of a share being rounded upward), as the case may be. Anything in this
Section 8(d) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Company to its shareholders shall not be taxable.

          (v) As used in these Series B Terms, "Fair Market Value" means the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Company commencing not more than twenty
(20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date" when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     (e) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self-tender offer for all or substantially all of the Common Shares, sale of all or substantially all of its assets (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, other securities or property (including cash or any combination thereof), each Series B Preferred Shares which is not converted into the right to receive shares, stock, other securities or property receivable in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, other securities and

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property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount shares, stock, securities and other property (including cash) receivable upon such Transaction (each a "Non-Electing Share") (provided that the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount of receivable per share by a plurality of the non-electing shares). The Company may not be a party to any Transaction unless the terms of such transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (e) shall similarly apply to successive Transactions.

     (f)  If:

          (i) the Company shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Company and its consolidated subsidiaries available at the time of the declaration of this distribution); or

          (ii) The Company shall authorize the granting to holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii) there shall be any reclassification of the Common Shares (other than an event to which subsection 8(d)(i) hereof applied) or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self-tender offer by the Company for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Company as an entity and for which approval of any shareholders of the Company is required; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Company,

then the Company shall cause to be filed with the transfer agent for the Series B Preferred Shares and shall cause to be mailed to the holders of the Series B Preferred Shares at their addresses as shown on the share records of the Company, as promptly as possible, but at least fifteen (15)

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days prior to the applicable date hereinafter specified, a notice stating (A)
the date on which a record is to be taken for the purposes of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the transfer agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the share records of the Company.

     (h) In any case in which subsection 8(d) hereof provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series B Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection 8(c).

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 8, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Company shall take any action affecting the Common Shares, other than action described in this Section 8, that in the opinion of the Board of Trustees would have a material adverse effect on the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price of the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

     (k) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for

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the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Company covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Company will take any action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Company shall endeavor to list the Common Shares required to be delivered upon conversion of the Series B Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

     (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

     (m) In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of the Common Shares.

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